EXHIBIT 10.1

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (the "Agreement") is made and entered into as of August 29, 2007 by and between Save the World Air, Inc. (the "Company") and the individuals and entities whose signatures are set forth below at the end of this Agreement (the "Investors").

WHEREAS, pursuant to the Confidential Private Placement Memorandum dated January 12, 2007, (the "Offering Memorandum"), the Company entered into promissory notes (the "Notes") with the Investors pursuant to which the Company borrowed a total of $400,000 from the Investors; and

WHEREAS, among other things, the Company was obligated to file a registration statement (the "Registration Statement") registering the Conversion Shares and Warrant Shares on or before July 2, 2007, and such Registration Statement was not filed by such date, resulting in certain consequences thereafter; and

WHEREAS, the Company and the Investors desire to modify certain of the terms and provisions of the Notes as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and the Investors agree as follows:

1. Definitions.

All terms not defined herein shall have the meaning ascribed to them in the Offering Memorandum.

2. Registration Rights.

Promptly, but no later than November 30, 2007, the Company shall file the Registration Statement with the Securities and Exchange Commission (the "SEC") to register the Conversion Shares and the Warrant Shares.

3. Interest Rate of Notes.

In consideration of this Agreement, effective August 1, 2007, the interest rate on the Notes shall be increased to 18% per annum until such time as the Registration Statement is declared effective by the SEC.

4. Conversion Price.

In consideration of this Agreement, the Conversion Price for all Conversion Shares shall be amended to be $0.45 per share.

5.  Warrants.

In consideration of this Agreement, each Investor shall receive, for no additional consideration, Warrants ("Additional Warrants") in an amount equal to an additional 50% of the Warrants originally issued pursuant to the terms of the Offering Memorandum. The Additional Warrants shall have the same registration rights as are described in the Offering Memorandum applicable to the Warrants, shall be exercisable immediately upon issuance, shall remain exercisable for a period of five years from the date of this Agreement, on a cash basis only, at an initial exercise price of $0.45 per share and shall, in all other respects, have the same terms and conditions, and be in the same form, as the Warrants.

6. Filing Delays.

If the Company does not file the Registration Statement with the SEC by November 30, 2007, each Investor shall receive, for no additional consideration, Warrants ("Delay Warrants") in an amount equal to an additional 50% of the Warrants originally issued pursuant to the terms of the Offering Memorandum. The Delay Warrants shall have the same registration rights as are described in the Offering Memorandum applicable to the Warrants, shall be exercisable immediately upon issuance, shall remain exercisable for a period of five years from the date of this Agreement, on a cash basis only, at an initial exercise price of $0.45 per share and shall, in all other respects, have the same terms and conditions, and be in the same form, as the Warrants.

7. Other Provisions Unaffected.

The terms and conditions of the Offering Memorandum, the Notes and the Warrants, to the extent not expressly amended in this Agreement, shall remain in full force and effect.

8. Counterparts.

This Agreement may be executed in counterpart copies, all of which taken together shall be deemed to be a single agreement.

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IN WITNESS WHEREOF, each of the Company and the Investors has caused this Agreement to be executed as of the date first set forth hereinabove.

THE COMPANY:

SAVE THE WORLD AIR, INC.

/s/ CHARLES R. BLUM
Name: Charles R. Blum
Title: President and Chief Executive Officer

INVESTORS:

/s/ PHILLIP A. COLE
Name: Phillip A. Cole

/s/ RICHARD BINS
Name: Richard Bins

/s/ LOIS A. BINS
Name: Lois A. Bins

/s/ HENRY ARNEBOLD
Name: Henry Arnebold

/s/ NANCY ARNEBOLD
Name: Nancy Arnebold

/s/ FRANK JORDAN
Name: Frank Jordan

/s/ ROBERT KATZ
Name: Robert Katz

/s/ JAN FREDRIKSSON
Name: Jan Fredriksson

/s/ EARL POMBERG
Name: Earl Pomberg

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